Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-148663, 333-142963, 333-119616, 333-160535 and 333-168123 on Form S-8 of our report dated April 29, 2019, relating to the 2018 consolidated financial statements and the retrospective adjustments to the 2016 consolidated financial statements of GigaMedia Limited and subsidiaries, appearing in this Annual Report on Form 20-F of GigaMedia Limited for the year ended December 31, 2018.

/s/ Deloitte & Touche

Taipei, Taiwan

Republic of China

April 29, 2019